AUTOMOBILE PHYSICAL DAMAGE CATASTROPHE EXCESS
                        OF LOSS REINSURANCE AGREEMENT


This Agreement is made and entered into by and between AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS, Dallas, Texas (hereinafter called the "Company") and the Reinsurer specifically identified on the signature page of this Agreement (hereinafter called the "Reinsurer").


                             ARTICLE 1

BUSINESS REINSURED

This Agreement is to indemnify the Company in respect of the net excess liability as a result of any loss or losses which may occur during the term of this Agreement under any Policies classified by the Company as Private Passenger Automobile Physical Damage Business in force, written or renewed by or through American Hallmark General Agency, Inc., Dallas, Texas for and on behalf of State and County Mutual Insurance Company, Ft. Worth, Texas (hereinafter called the Issuing Carrier ) and assumed by the Company as reinsurance from the Issuing Carrier under an Agreement titled 100% Quota Share Reinsurance Agreement, subject to the terms and conditions herein contained.


                             ARTICLE 2

COVER

The Reinsurer will be liable in respect of each and every Loss Occurrence, for 95% of the Ultimate Net Loss over and above an initial Ultimate Net Loss of $75,000 each and every Loss Occurrence, subject to a limit of liability to the Reinsurer of $142,500 (being 95% of $150,000) each and every Loss Occurrence.


                             ARTICLE 3

TERM

This Agreement shall become effective at 12:01 a.m., Central Standard Time, July 1, 1997, and shall remain in full force and effect for one year, expiring 12:01 a.m., Central Standard Time, July 1, 1998.

Should this Agreement expire while a loss covered hereunder is in progress, the Reinsurer shall be responsible for the loss in progress in the same manner and to the same extent it would have been responsible had the Agreement expired the day following the conclusion of the loss in progress.


                             ARTICLE 4

TERRITORY

This Agreement will cover wherever the Company s Policies cover.

                             ARTICLE 5

WARRANTY

It is warranted for purposes of this Agreement that the Company will retain net and unreinsured the remaining 5% of any loss covered hereunder.

                             ARTICLE 6

EXCLUSIONS

This Agreement does not cover:

A. P o ols, Associations and Syndicates per the attached Pools, Associations and Syndicates Exclusion Clause No. 08-02.5(A).

B. Business excluded by the attached Nuclear Incident Exclusion Clauses - Physical Damage - Reinsurance - U.S.A., No. 08-33 and Canada No. 08-34.2.

C. War risks as excluded in the attached North American War Exclusion Clause (Reinsurance) No. 08-45.

D.   Financial Guaranty and Insolvency.

E. Loss or damage or costs or expenses arising from seepage and/or pollution and/or contamination, other than contamination from smoke damage. Nevertheless, this exclusion does not preclude any payment of the cost of the removal of debris of property damaged by a loss otherwise covered hereunder, but subject always to a limit of 25% of the Company s Property Business loss under the original Policy.


                             ARTICLE 7

PREMIUM

A. The Company will pay the Reinsurer a minimum and deposit premium of $28,500 for the term of this Agreement, to be paid in the amount of $7,125 on the first day of each calendar quarter.

B. Within 60 days following the expiration of this Agreement, the Company will calculate a premium at a rate of 1.12% multiplied by the Company's Gross Net Earned Premium Income. Should the premium so calculated exceed the minimum and deposit premium paid in accordance with Paragraph A. above, the Company will immediately pay the Reinsurer the difference.

                             ARTICLE 8

REINSTATEMENT

Loss payments under this Agreement will reduce the limit of coverage afforded by the amounts paid, but the limit of coverage will be reinstated from the time of the occurrence of the loss, and for each amount so reinstated, the Company agrees to pay, simultaneously with the Reinsurer s loss payment, an additional premium calculated at pro rata of the Reinsurer's premium for the term of this Agreement, being pro rata only as to the fraction of the face value of this Agreement (i.e., the fraction of $142,500) so reinstated. Nevertheless, the Reinsurer's liability hereunder shall never exceed $142,500 in respect of any one Loss Occurrence and, subject to the limit in respect of any one Loss Occurrence, shall be further limited to $285,000 during the term of this Agreement by reason of any and all claims arising hereunder.


                             ARTICLE 9

REPORTS

Within 60 days following the expiration of this Agreement, the Company will furnish the Reinsurer with:

A. Gross Net Earned Premium Income of the Company for the term of this Agreement.

B. Any other information which the Reinsurer may require to prepare its Annual Statement which is reasonably available to the Company.


                             ARTICLE 10
DEFINITIONS
A. The term "Ultimate Net Loss" as used in this Agreement shall mean the actual loss paid by the Company or for which the Company becomes liable to pay, such loss to include 90% of any Extra Contractual Obligation (and expense) as defined in the EXTRA CONTRACTUAL OBLIGATIONS ARTICLE, expenses of litigation and interest, and all other loss expense of the Company including subrogation, salvage, and recovery expenses (office expenses and salaries of officials and employees not classified as loss adjusters are not chargeable as expenses for purposes of this paragraph), but salvages and all recoveries, including recoveries under all reinsurances which inure to the benefit of this Agreement (whether recovered or not), shall be first deducted from such loss to arrive at the amount of liability attaching hereunder.

     A l l salvages, recoveries or payments recovered or received subsequent to loss settlement hereunder shall be applied as if recovered or received prior to the aforesaid settlement, and all necessary adjustments shall be made by the parties hereto.

     For purposes of this definition, the phrase "becomes liable to pay" shall mean the existence of a judgment which the Company does not intend to appeal, or a release has been obtained by the Company, or the Company has accepted a proof of loss.

     Nothing in this clause shall be construed to mean that losses are not recoverable hereunder until the Company's Ultimate Net Loss has been ascertained.

B. The term "Loss Occurrence" shall mean the sum of all individual losses directly occasioned by any one disaster, accident or loss or series of disasters, accidents or losses arising out of one event which occurs within the area of one state of the United States or province of Canada and states or provinces contiguous thereto and to one another. However, the duration and extent of any one "Loss Occurrence" shall be limited to all individual losses sustained by the Company occurring during any period of 168 consecutive hours arising out of and directly occasioned by the same event, except that the term "Loss Occurrence" shall be further defined as follows:

1. As regards windstorms, hail, tornado, hurricane, cyclone, including ensuing collapse and water damage, all individual losses sustained by the Company occurring during any period of 72 consecutive hours arising out of and directly occasioned by the same event. However, the event need not be limited to one state or province or states or provinces contiguous thereto.

2. As regards riot, riot attending a strike, civil commotion, vandalism and malicious mischief, all individual losses sustained by the Company occurring during any period of 72 consecutive hours within the area of one municipality or county and the municipalities or counties contiguous thereto arising out of and directly occasioned by the same event. The maximum duration of 72 consecutive hours may be extended in respect of individual losses which occur beyond such 72 consecutive hours during the continued occupation of an insured's premises by strikers, provided such occupation commenced during the aforementioned period.

3. As regards earthquake (the epicenter of which need not necessarily be within the territorial confines referred to in the opening paragraph of this definition) and fire following directly occasioned by the earthquake, only those individual fire losses which commence during the period of 168 consecutive hours may be included in the Company's "Loss Occurrence."

4. As regards "freeze," only individual losses directly occasioned by collapse, breakage of glass and water damage (caused by bursting of frozen pipes and tanks) may be included in the Company's "Loss Occurrence."

     For all "Loss Occurrences" the Company may choose the date and time when any such period of consecutive hours commences, provided that it is not earlier than the date and time of the occurrence of the first recorded individual loss sustained by the Company arising out of that disaster, accident or loss and provided that only one such period of 168 consecutive hours shall apply with respect to one event except for those "Loss Occurrences" referred to in Paragraphs 1. and 2. above where only one such period of 72 consecutive hours shall apply with respect to one event, regardless of the duration of the event.

     No individual losses occasioned by an event that would be covered by 72 hours clauses may be included in any "Loss Occurrence" claimed under the 168 hours provision.

C. The term "Gross Net Earned Premium Income" as used in this Agreement shall mean gross earned premium income on business the subject of this Agreement less earned premium income paid for reinsurances, recoveries under which would inure to the benefit of this Agreement.

D. The term "Policy" as used in this Agreement shall mean any binder, policy, or contract of insurance or reinsurance issued, accepted or held covered provisionally or otherwise, by or through American Hallmark General Agency, Inc., Dallas, Texas for and on behalf of the Issuing Carrier.

                             ARTICLE 11

NET RETAINED LINES

This Agreement applies only to that portion of any reinsurances covered by this Agreement which the Company retains net for its own account, and in calculating the amount of any loss hereunder and also in computing the amount in excess of which this Agreement attaches, only loss or losses in respect of that portion of any reinsurances which the Company retains net for its own account shall be included, it being understood and agreed that the amount of the Reinsurer's liability hereunder in respect of any loss or losses shall not be increased by reason of the inability of the Company to collect from any other reinsurers, whether specific or general, any amounts which may have become due from them whether such inability arises from the insolvency of such other reinsurers or otherwise.


                             ARTICLE 12

CURRENCY

The currency to be used for all purposes of this Agreement shall be United States of America currency.


                             ARTICLE 13

LOSS FUNDING

With respect to losses, funding will be in accordance with the attached Loss Funding Clause No. 13-01.2.


                             ARTICLE 14

TAXES

The Company will be liable for taxes (except Federal Excise Tax) on premiums reported to the Reinsurer hereunder.

F e deral Excise Tax applies only to those Reinsurers, excepting Underwriters at Lloyd's, London and other Reinsurers exempt from the Federal Excise Tax, who are domiciled outside the United States of America.

The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax 1% of the premium payable hereon to the extent such premium is subject to Federal Excise Tax.

In the event of any return of premium becoming due hereunder, the Reinsurer will deduct 1% from the amount of the return, and the Company or its agent should take steps to recover the Tax from the U.S. Government.

                             ARTICLE 15

NOTICE OF LOSS AND LOSS SETTLEMENTS

The Company will advise the Reinsurer promptly of all claims which in the opinion of the Company may involve the Reinsurer and of all subsequent developments on these claims which may materially affect the position of the Reinsurer.

The Reinsurer agrees to abide by the loss settlements of the Company, provided that retroactive extension of Policy terms or coverages made voluntarily by the Company and not in response to court decisions (whether such court decision is against the Company or other companies affording the same or similar coverages) will not be covered under this Agreement.

When so requested the Company will afford the Reinsurer an opportunity to be associated with the Company, at the expense of the Reinsurer, in the defense of any claim or suit or proceeding involving this reinsurance and the Company will cooperate in every respect in the defense of such claim, suit or proceeding.

The Reinsurer will pay its share of loss settlements immediately upon receipt of proof of loss from the Company.


                             ARTICLE 16

EXTRA CONTRACTUAL OBLIGATIONS

Provided that the Ultimate Net Loss of the Company, exclusive of Extra Contractual Obligations and related expense, exceeds the retention of t h e Company's lowest layer of Property per occurrence excess reinsurance, this Agreement shall protect the Company, subject to the Reinsurer's limit of liability appearing in the COVER ARTICLE of this Agreement, where the loss includes any Extra Contractual Obligations as provided for in the definition of Ultimate Net Loss. "Extra Contractual Obligations" are defined as those liabilities not covered under any other provision of this Agreement and which arise from handling of any claim on business covered hereunder, such liabilities arising because of, but not limited to, the following: failure by the Company to settle within the Policy limit, or by reason of alleged or actual negligence, fraud or bad faith in rejecting an offer of settlement or in the preparation of the defense or in the trial of any action against its insured or in the preparation or prosecution of an appeal consequent upon such action.

The date on which any Extra Contractual Obligation is incurred by the Company shall be deemed, in all circumstances, to be the date of the original Loss Occurrence.

However, this Article shall not apply where the loss has been incurred due to the fraud of a member of the Board of Directors or a corporate officer of the Company acting individually or collectively or in collusion with any individual or corporation or any other organization or party involved in the presentation, defense or settlement of any claim covered hereunder.

                               ARTICLE 17

DELAY, OMISSION OR ERROR

Any inadvertent delay, omission or error shall not be held to relieve either party hereto from any liability which would attach to it hereunder if such delay, omission or error had not been made, providing such delay, omission or error is rectified upon discovery.


                              ARTICLE 18

INSPECTION

The Company shall place at the disposal of the Reinsurer at all reasonable times, and the Reinsurer shall have the right to inspect, through its authorized representatives, all books, records and papers of the Company in connection with any reinsurance hereunder or claims in connection herewith.


                             ARTICLE 19

ARBITRATION

Any irreconcilable dispute between the parties to this Agreement will be arbitrated in Dallas, Texas in accordance with the attached Arbitration Clause No. 22-01.1.


                             ARTICLE 20

SERVICE OF SUIT

The attached Service of Suit Clause No. 20-01.5 - U.S.A. will apply to this Agreement.


                             ARTICLE 21

INSOLVENCY

In the event of the insolvency of the Company, the attached Insolvency Clause No. 21-01 - 1/1/86 will apply.


                             ARTICLE 22

ENTIRE AGREEMENT

This Agreement sets forth all of the duties and obligations between the Company and the Reinsurer and supersedes any and all prior or contemporaneous or written agreements with respect to matters referred to in this Agreement. The Agreement may not be modified, amended or changed except by an agreement in writing signed by both parties.

                             ARTICLE 23

INTERMEDIARY

Sedgwick Re, Inc. is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications, including notices, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements relating thereto shall be transmitted to the Reinsurer or the Company through Sedgwick Re, Inc., 1501 Fourth Avenue, Suite 1400, Seattle, Washington 98101. Payments by the Company to the Intermediary shall be deemed to constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall be deemed only to constitute payment to the Company to the extent that such payments are actually received by the Company.

                             ARTICLE 24

PARTICIPATION: AUTOMOBILE PHYSICAL DAMAGE CATASTROPHE EXCESS OF LOSS REINSURANCE AGREEMENT EFFECTIVE: July 1, 1997

This Agreement obligates the Reinsurer for _______% of the interests and liabilities set forth under this Agreement.

The participation of the Reinsurer in the interests and liabilities of this Agreement shall be separate and apart from the participations of other reinsurers and shall not be joint with those of other reinsurers, and the Reinsurer shall in no event participate in the interests and liabilities of other reinsurers.

I N    W I TNESS  WHEREOF,  the  parties  hereto,  by  their  authorized representatives, have executed this Agreement as of the following dates:

                       PARTICIPATING REINSURERS

     Kemper Reinsurance Company          100.00%


Upon completion of Reinsurers' signing, fully executed signature pages will be forwarded to you for the completion of your file.


     KEMPER REINSURANCE COMPANY


     By_________________________________________
          (signature)
     ___________________________________________
          (name)
     ___________________________________________
          (title)


and in Dallas, Texas, this    day of         , 1997.

     AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS


     By_________________________________________
          (signature)
     ___________________________________________
          (name)
     ___________________________________________
          (title)


                   AUTOMOBILE PHYSICAL DAMAGE CATASTROPHE
                    EXCESS OF LOSS REINSURANCE AGREEMENT

                                 issued to

                 AMERICAN HALLMARK INSURANCE COMPANY OF TEXAS